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                                                                   Exhibit 10.24

                             SEVERANCE AGREEMENT
                             -------------------


     THIS AGREEMENT, dated May 24, 2001, is made by and between GSI Lumonics, Inc, a New Brunswick, Canada corporation (the "Company"), and Kurt Pelsue (the "Executive").

     WHEREAS, the Company considers it essential to the best interests of its stockholders to foster the continued employment of key management personnel;

     WHEREAS, the Board recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and

     WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control;

     WHEREAS, the Board has determined that is also in the best interests of the Company to encourage the Executive's continued employment with the Company by providing the Executive with certain severance benefits in the event of a termination of the Executive's employment with the Company under certain circumstances unrelated to a Change in Control;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

1.   Defined Terms.  The definitions of capitalized terms used in this Agreement
     -------------
are provided in Section 15.

2.   Term of Agreement.  The Term of this Agreement shall commence on the date
     -----------------
hereof and shall continue in effect through the third anniversary of the date hereof; provided, however, that commencing on January 1, 2004 and each January 1
        --------  -------
thereafter, the Term shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Company or the Executive shall have given notice not to extend the Term; and further provided, however, that if a Change in Control shall have occurred
------- --------  -------
during the Term, the Term shall expire no earlier than the thirty-sixth (36th) month beyond the month in which such Change in Control occurred.

3.   Company's Covenants Summarized.  In order to induce the Executive to
     ------------------------------
remain in the employ of the Company and in consideration of the Executive's covenants in Section 4, the Company, under the conditions described herein, shall pay the Executive the Severance Payments and the other payments and benefits described herein. Except as provided in Section 9.1 or 9.2, no Severance Payments shall be payable under this Agreement unless there shall have been (or, pursuant to the second sentence of Section 6.1, there shall be deemed to have been) a termination of the Executive's employment with the Company following a Change in Control and during the Term. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.

4.   The Executive's Covenants.  Subject to the terms and conditions of
     -------------------------
this Agreement, in the event of a Potential Change in Control or an applicable takeover bid (as defined in the Ontario Securities Act) is made by a Person or Persons acting jointly and in concert in response of any securities of the Company prior to the first occurrence of a Change of Control, the Executive shall remain in the employ of the Company until the earliest of (i) a date which is six (6) months from the date of such Potential Change in Control or one hundred and twenty (120) days after the commencement of such takeover bid,
(ii) the date, if applicable, that any such take over bid has been abandoned or ended, (iii) the date of a Change in Control, (iv) the date of termination by the Executive of the Executive's employment for Good Reason or by reason of death, Disability or Retirement, or (iv) the termination by the Company of the Executive's employment for any reason.

     Subject to the Executive having received, in full, from the Company all payments and benefits required hereunder and upon written request from the Company, the Executive agrees to sign a release of any claims he/she may have against the Company in connection with his/her employment and/or termination from employment with the Company in a form, mutually agreed upon, that is customary for such transactions.

     Notwithstanding any provision of this Agreement, Executive acknowledges that any obligations which the Executive has with the Company pursuant to a separate written agreement relating to confidentiality, non-competition, non-solicitation, and inventions shall continue to be governed by the terms of such separate agreement.

5.   Compensation Other Than Severance Payments; Equity.
     --------------------------------------------------

5.1. If the Executive fails to perform the Executive's full-time duties with the Company as a result of incapacity due to physical or mental illness, during any period when the Executive so fails to perform the Company shall pay the Base Salary to the Executive, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement (other than the Company's short- or long-term disability plan, as applicable, but including any bonus or incentive plan) maintained by the Company during such period, until the Executive's employment is terminated by the Company for Disability.

5.2. If the Executive's employment shall be terminated for any reason, the Company shall pay the Base Salary to the Executive through the Date of Termination, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of the Company's compensation and benefit plans, programs or arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason.

5.3. If the Executive's employment shall be terminated for any reason, the Company shall pay to the Executive the Executive's normal post-termination compensation and benefits as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company's retirement, insurance and other compensation or benefit plans, programs and arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the occurrence of the first event or circumstance constituting Good Reason.

5.4. Notwithstanding anything to the contrary contained in any equity plan or arrangement of the Company or any agreement between the Company and the Executive, if the Executive's employment with the Company is terminated under circumstances which entitle the Executive to Severance Payments pursuant to
Section 6.1, 9.1 or 9.2 hereof, any outstanding stock option, restricted stock or other equity or equity-based award granted to the Executive shall become immediately vested and exercisable and shall (i) for terminations under Section 6 and to the extent applicable, remain outstanding for the shorter of the remainder of its full term or three (3 years) from the Date of Termination notwithstanding the termination (or any post-Change in Control termination) of the Executive's employment with the Company, or (ii) for terminations under Section 9.1, remain outstanding for the shorter of six (6) months from the Date of Termination or the remainder of its full term, notwithstanding the termination of the Executive's employment with the Company.

6.   Severance Payments.
     ------------------

6.1. If the Executive's employment is terminated following a Change in Control, other than (a) by the Company for Cause, (b) by reason of death or Disability, or (c) by the Executive without Good Reason, then the Company shall pay the Executive the amounts, and provide the Executive the benefits, described in this
Section 6.1 ("Severance Payments") and Section 6.2, in addition to any payments and benefits to which the Executive is entitled under Section 5. For purposes of this Agreement, the Executive's employment shall be deemed to have been terminated following a Change in Control and during the Term by the Company without Cause or by the Executive with Good Reason, if (i) the Executive's employment is terminated by the Company without Cause during a Potential Change in Control Period, or (ii) the Executive terminates employment for Good Reason during a Potential Change in Control Period. Except as described in Section 9.1 or 9.2, the Executive shall not be entitled to benefits pursuant to this
Section 6.1 unless a Change in Control shall have occurred.

(A) In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive, the Company shall pay to the Executive
     (i) a lump sum severance payment, in cash, equal to three (3) times the sum of (a) the Base Salary, and (b) the target annual bonus available to the Executive pursuant to any annual bonus or incentive plan maintained by the Company in respect of the fiscal year in which the Date of Termination occurs (without giving effect to any event or circumstance constituting Good Reason) and (ii) a prorated portion of the Executive's bonus compensation for the fiscal year in which the Date of Termination occurs (assuming that any applicable performance objectives were achieved at the targeted (100%) level of performance and without giving effect to any event or circumstance constituting Good Reason) calculated by multiplying (A) the targeted amount of such bonus compensation (at 100% performance) by (B) a fraction, the numerator of which is the number of days in the applicable fiscal year through the date of termination and the denominator of which is 365.

(B) For the thirty six (36) month period immediately following the Date of Termination, the Company shall arrange to provide the Executive and Executive's dependents life, disability, accident and health insurance benefits substantially similar to those provided to the Executive and Executive's dependents immediately prior to the Date of Termination or, if more favorable to the Executive, those provided to the Executive and Executive's dependents immediately prior to the first occurrence of an event or circumstance constituting Good Reason, at no greater cost to the Executive than the cost to the Executive immediately prior to such date or occurrence.

(C) Notwithstanding any provision of any annual or long-term incentive plan to the contrary, the Company shall pay to the Executive a lump sum amount, in cash, equal to the sum of (i) any unpaid incentive compensation which has been allocated or awarded to the Executive for a completed fiscal year or other measuring period preceding the Date of Termination under any such plan and which, as of the Date of Termination, is contingent only upon the continued employment of the Executive to a subsequent date, and (ii) a pro rata portion to the Date of Termination of the aggregate value of all contingent incentive compensation awards to the Executive for all then uncompleted periods under any such plan (other than any such plan covered by the provisions of Section 6.1(A)(ii) hereof), calculated as to each such award by multiplying the award that the Executive would have earned on the last day of the performance award period, assuming the achievement, at the targeted (100%) level, of the individual and corporate performance goals established with respect to such award, by the fraction obtained by dividing the number of full months and any fractional portion of a month during such performance award period through the Date of Termination by the total number of months contained in such performance award period.

6.2. Gross Up.
     --------

(A) Whether or not the Executive becomes entitled to the Severance Payments, if any of the payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits, excluding the Gross-Up Payment, being hereinafter referred to as the "Total Payments") will be subject to the Excise Tax, the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the

     Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments.

(B) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of the Total Payments shall be treated as "parachute payments" (within the meaning of section 280G(b)(2) of the Code) unless, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the accounting firm which was, immediately prior to the Change in Control, the Company's independent auditor (the "Auditor"), such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, (ii) all "excess parachute payments" within the meaning of section 280G(b)(l) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of section 280G(b)(4)(B) of the Code) in excess of the Base Amount allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination (or if there is no Date of Termination, then the date on which the Gross-Up Payment is calculated for purposes of this Section 6.2), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

(C) In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, the Executive shall repay to the Company, within five (5) business days following the time that the amount of such reduction in the Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by the Executive, to the extent that such repayment results in a reduction in the Excise Tax and a dollar-for-dollar reduction in the Executive's taxable income and wages for purposes of federal, state and local income and employment taxes, plus interest on the amount of such repayment at 120% of the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) within five (5) business days following the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

6.3. The payments provided in subsection (A), of Section 6.1 and in Section 6.2 shall be made not later than the fifth day following the Date of Termination (or if there is no Date of Termination, then the date on which the Gross-up Payment is calculated for purposes of Section 6.2), provided, however, that in the case of any payment made pursuant to the second sentence of Section 6.1, such payment shall be made not later than the fifth day following the Change in Control; provided further, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Company or, in the case of payments under Section 6.2, in accordance with Section 6.2, of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest on the unpaid remainder (or on all such payments to the extent the Company fails to make such payments when due) at 120% of the rate provided in section 1274(b)(2)(B) of the
Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand by the Company (together with interest at 120% of the rate provided in section 1274(b)(2)(B) of the Code). At the time that payments are made under this Agreement, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from Tax Counsel, the Auditor or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

6.4. The Company shall pay to the Executive all legal fees and expenses incurred by the Executive in disputing in good faith any issue hereunder relating to the termination of the Executive's employment under Section 6 of this

Agreement, in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided thereunder. Such payments shall be made within five
(5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

6.5 The Company shall pay, to a maximum of fifteen thousand dollars ($15,000) in local currency, the reasonable fees and related expenses actually incurred by the Executive in connection with individual career, executive consulting and employment search services provided the Company has approved, in advance the consulting organization retained by the Executive to provide the services.

7.   Termination Procedures and Compensation During Dispute.
     ------------------------------------------------------

7.1. Notice of Termination.  Any purported termination of the Executive's
     ---------------------
employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 10. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause (i), (ii) or (iii) of the definition of Cause herein, and specifying the particulars thereof in detail.

7.2. Date of Termination.  "Date of Termination," with respect to any purported
     -------------------
termination of the Executive's employment after a Change in Control, shall mean
(i) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty (30) day period), and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

7.3. Dispute Concerning Termination.  If within fifteen (15) days after
     ------------------------------
any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 7.3), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be extended until the earlier of (i) the date on which the Term ends or (ii) the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, however, that the Date of Termination shall be extended by a notice of dispute given by the Executive only if such notice is given in good faith and the Executive pursues the resolution of such dispute with reasonable diligence.

7.4. Compensation During Dispute.  If the Date of Termination is extended
     ---------------------------
in accordance with Section 7.3, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, the Base Salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the Date of Termination, as determined in accordance with
Section 7.3. Amounts paid under this Section 7.4 are in addition to all other amounts due under this Agreement (other than those due under Section 5.2) and shall not be offset against or reduce any other amounts due under this Agreement.

8.   No Mitigation.  If the Executive's employment with the Company
     -------------
terminates following a Change in Control, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 6, 7.4, 9.1 or 9.2. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

9.  Other Severance Payments; Successors; Binding Agreement.
    -------------------------------------------------------

9.1. If the Executive's employment is terminated during the Term under circumstances which do not entitle the Executive to Severance Payments pursuant to Section 6 hereof, and such termination is not a termination (a) by the Company for Cause, (b) by reason of death or Disability, or (c) by the Executive without Good Reason, then the Company shall provide the Executive with the Severance Benefits described below and the Severance Payments described in
Section 6.1, except that the following modifications shall be made to the Severance Payments:

(A) The Executive's Base Salary and target annual bonus shall be multiplied by a minimum factor of one (1) and a maximum factor of two (2) based on the formula set out below, (rather than three (3), as provided in Section 6.1(A)):

(i) If the Executive's length of service (LOS) with the Company is less than two (2) years, the factor shall be one (1); and

(ii) If the Executive's LOS with the Company is two (2) or more years, the factor shall be one (1) plus a fraction (A/B) represented by the following:

     A (numerator) = 1 month for each full year of service that the Executive had with the Company excluding the first year of service.
     B (denominator) = 12
     ---------------

(B) The benefit continuation provided in Section 6.1(B) shall be for a minimum of one (1) year and a maximum of two (2) years based on the formula set out in (A)(i) and (ii) above (rather than 36 months).

In addition to the Severance Payments described above, the Company shall also provide benefits described in Section 6.4, but subject to a maximum of five thousand dollars ($5,000) and Section 6.5 to the Executive.

9.2. In addition to any obligations imposed by law upon any successor to the Company, the Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason after a Change in Control and during the Term, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

     Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event the Company sells, spins out, splits off or otherwise carves out or divests the Wave Precision, Inc. line of business or subsidiary operation of the Company ("Carved Out Entity") and the Executive decides to accept employment with the Carved Out Entity following the transaction, the Executive shall not be entitled to the Severance Payments set out in Section 9.1 above.

9.3. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

10. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Executive, to the address inserted below the Executive's signature on the final page hereof and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

               To the Company:

               GSI Lumonics, Inc.
               C/o GSI Lumonics Corporation
                39 Manning Road
               Billerica, Mass.  01821 USA
               Attention: General Counsel

11. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by either party; provided, however, that this Agreement shall not supersede any agreement setting forth the terms and conditions of the Executive's employment with the Company unless and until the Executive's employment with the Company is terminated in a manner entitling Executive to benefits hereunder. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under this Agreement which by their nature may require either partial or total performance after the expiration of the Term (including, without limitation, those under Sections 6 and 7) shall survive such expiration.

12. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

14.  Settlement of Disputes; Arbitration.
           -----------------------------------

14.1. All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board within sixty (60) days after notification by the Board that the Executive's claim has been denied.

14.2. Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Boston, Massachusetts in accordance with the rules of the American Arbitration Association then in effect; provided, however, that the evidentiary standards set forth in this Agreement shall apply. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Notwithstanding any provision of this Agreement to the contrary, the Executive shall be entitled to seek specific performance of the Executive's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

15. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:

15.1. "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

15.2. "Auditor" shall have the meaning set forth in Section 6.2.

15.3. "Base Amount" shall have the meaning set forth in section 280G(b)(3) of the Code.

15.4. "Base Salary" shall mean the annual base salary in effect for the Executive immediately prior to the Date of Termination or a Change in Control, as such salary may be increased from time to time during the Term (in which case such increased amount shall be the Base Salary for purposes hereof), but without giving effect to any reduction thereto.

15.5. "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

15.6.  "Board" shall mean the Board of Directors of the Company.

15.7. "Cause" for termination by the Company of the Executive's employment shall mean (i) the continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 7.1) that has not been cured within 30 days after a written demand for substantial performance is delivered to the Executive by the Board or a representative on behalf of the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, (ii) the engaging by the Executive in conduct which results in demonstrable and material monetary harm to the Company or its subsidiaries or, in the reasonable opinion of the Board, brings the Executive or the Company into disrepute, (iii) the failure or refusal of the Executive to comply with the lawful directions or instructions of the Company on any material matter; (iv) any material breach by the Executive of the Executive's non-disclosure and confidentiality agreement and/or obligations or any written Employment agreement with the Company, (v) use by the Executive of drugs or of alcohol in a manner which materially affect his/her ability to perform his/her employment duties,
(v) any material act of dishonesty directed at the Company or any client of the Company or (vi) the conviction of the Executive by a court of competent jurisdiction or the Executive pleading nolo contendere to any criminal offense involving dishonesty or breach of trust or any felony or crime of moral turpitude. No claim by the Company that Cause exists shall be given effect unless the Company establishes to the Board by clear and convincing evidence that Cause exists.

15.8. A "Change in Control" shall be deemed to have occurred if any of the events set forth in any one of the following paragraphs shall have occurred:

(A) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in Section 15.8(C)(i);

(B) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

(C) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company's then outstanding securities; or

(D) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least [60]% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

15.9. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

15.10. "Company" shall mean GSI Lumonics, Inc. and, except in determining under Section 15.8 whether or not any Change in Control of the

Company has occurred, shall include any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

15.11. "Control" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

15.12.  "Date of Termination" shall have the meaning set forth in Section 7.2.

15.13. "Disability" shall be deemed the reason for the termination by the Company of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of five (5) consecutive months or 180 days in any period of 365 days, the Company shall have given the Executive a Notice of Termination for Disability, and, within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

15.14. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

15.15. "Excise Tax" shall mean any excise tax imposed under section 4999 of the Code.

15.16. "Executive" shall mean the individual named in the first paragraph of this Agreement.

15.17. "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent) of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in subsection (A), (E), (F) or (G) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

(A) The assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities immediately prior to the Change in Control; or the diminution or adverse alteration in any material respect of such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive;

(B) Any reduction in the Executive's rate of Base Salary or failure by the Company to pay the Executive salary in accordance with any agreement between the Executive and the Company, or any reduction in the Executive's total cash and stock compensation opportunities, including Base Salary and incentives, for any fiscal year to less than 100% of the total cash and stock compensation opportunities made available to him immediately preceding the Date of Termination or the Change in Control or failure by the Company to provide the Executive with total cash and stock compensation opportunities in accordance with any agreement between the Executive and the Company (for this purpose, such opportunities shall be deemed reduced if the objective standards by which the Executive's incentive compensation measured becomes more stringent, the target or maximum amounts of such incentive compensation are reduced, or the amount of such incentive compensation is reduced on a discretionary basis from the amount that would be payable solely by reference to the objectives); or

(C) the relocation of the Executive's principal place of employment to a location more than 25 miles from the Executive's principal place of employment immediately prior to the Date of Termination or a Change in Control or the Company's requiring the Executive to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations;

(D) the failure by the Company to pay to the Executive any portion of the Executive's current compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within fourteen (14)days of the date such compensation is due;

(E) the failure by the Company to continue in effect any compensation plan in which the Executive participates immediately prior to theDate of Termination or a Change in Control which is material to the Executive's total compensation or any substitute plans adopted prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Executive's participation relative to other participants, as existed immediately prior to the Change in Control;

(F) the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, savings, life insurance, medical, health and accident, or disability plans in which the Executive was participating immediately prior to the Date of Termination or Change in Control or the taking of any other action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive prior to the Date of Termination or at the time of the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled pursuant to a written agreement with the Company or on the basis of years of service with the Company in accordance with the Company's normal vacation policy for Executives in effect prior to the Date of Termination or at the time of the Change in Control; or

(G) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of
     Section 7.1; for purposes of this Agreement, no such purported termination shall be effective.

          The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder. For purposes of any determination regarding the existence of Good Reason, any claim by the Executive that Good Reason exists shall be presumed to be correct unless the Company establishes to the Board by clear and convincing evidence that Good Reason does not exist.

15.18.  "Gross-Up Payment" shall have the meaning set forth in Section 6.2.

15.19.  "Notice of Termination" shall have the meaning set forth in Section 7.1.

15.20. "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries,
(ii) a trustee or other fiduciary holding securities under an employee benefit plan of the

Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities and (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

15.21. "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following subsections shall have occurred:

(A) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

(B) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

(C) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty (30)% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

(D) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

15.22. "Potential Change in Control Period" shall commence upon the occurrence of a Potential Change in Control and shall lapse immediately following the first to occur of (i) a Change in Control or (ii) the one year anniversary of the occurrence of a Potential Change in Control.

15.23. "Retirement" shall be deemed the reason for the termination by the Executive of the Executive's employment if such employment is terminated in accordance with the Company's retirement policy, including early retirement, generally applicable to its salaried employees.

15.24.  "Severance Payments" shall have the meaning set forth in Section 6.1.

15.25.  "Tax Counsel" shall have the meaning set forth in Section 6.2.

15.26. "Term" shall mean the period of time described in Section 2 (including any extension, continuation or termination described therein).

15.27.  "Total Payments" shall mean those payments so described in
Section 6.2.




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

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       GSI LUMONICS, INC.



                                       By:_____________________________
                                       Name:  Charles D. Winston
                                       Title:  President & CEO



                                       EXECUTIVE


                                       _______________________________
                                       Name:  Kurt Pelsue
                                       Address:________________________

                                       _______________________________


                                       (Please print carefully)